Exhibit 10.22

EXECUTION VERSION

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

PUT OPTION AGREEMENT

This PUT OPTION AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2019, by and between Mondee Holdings, LLC, a Delaware limited liability company (“Holdings”), and each of Michael Thomas, an individual, and LBF Travel, Inc., a Delaware corporation (each, a “Seller” and collectively, the “Sellers”).

WHEREAS, LBF Acquisition Corporation, Inc., a Delaware corporation (“Buyer”) and Sellers have entered into that certain Equity Interest Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which (a) Sellers agreed to sell to Buyer, and Buyer agreed to purchase from Sellers, the Purchased Equity Interests, and (b) Sellers agreed to contribute to Holdings the Contributed Equity Interests, and Holdings agreed to issue to Sellers the Class F Units set forth opposite each Seller’s name on Exhibit A (the “Rollover Units”) in exchange for such Seller’s contribution of the Contributed Equity Interests on the terms and conditions set forth in the Contribution and Joinder Agreement, dated as of the date hereof (the “Contribution Agreement”), among Holdings and Sellers;

WHEREAS, capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Purchase Agreement; and

WHEREAS, Holdings desires to grant to Sellers a put option with respect to the Rollover Units upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Put Option.  Sellers shall, from and after the Trigger Date (defined below) until 11:59 p.m. on the date that is forty-five (45) days after the Trigger Date (the “End Date”), have the right and option (the “Put Option”), to require Holdings to purchase all, but not less than all, of the Rollover Units collectively held by the Sellers (the “Put Units”) on the terms, provisions and conditions set forth in this Agreement.

2.Certain Definition. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)“EBITDA” shall mean all earnings of LBF Holdings and its Subsidiaries before provision for interest, taxes, depreciation and amortization, including (i) all segment incentives received by the Buyer or LBF Holdings and its Subsidiaries related to sales generated by LBF Holdings or its Subsidiaries; (ii) all merchant account savings received by the Buyer or LBF Holdings and its Subsidiaries for merchant accounts related to sales generated by LBF Holdings and its Subsidiaries; (iii) all virtual card rebates received by the Buyer or LBF Holdings and its Subsidiaries related to sales generated by LBF Holdings and its Subsidiaries; and (iv) all savings and profit improvements realized by Buyer as a result of the transfer of Mondee’s consumer facing business, including the ExploreTrip business unit, to LBF Holdings. For clarity, the term “EBITDA” shall include the items set forth in the foregoing clauses (i)–(iv) even if such items appear on the financial statements of the Buyer or Holdings instead of the financial statements of LBF Holdings and its Subsidiaries. Notwithstanding the foregoing, EBITDA shall not be reduced for any direct cost allocations for general and administrative expenses or for development services provided by the Buyer or Mondee to LBF Holdings and its Subsidiaries.

(b)The “Trigger Date” shall be determined as follows:

(i)if EBITDA is greater than or equal to [***] for the fiscal year ended December 31, 2020, the Trigger Date shall be July 1, 2021; and

(ii)if EBITDA is less than [***] for the fiscal year ended December 31, 2020, the Trigger Date shall be July 1, 2022.

3.Exercise of Put Option.

(a)The Put Option may be exercised by Sellers delivering to Holdings an irrevocable written notice of exercise signed by Sellers (the “Notice”).

(b)Upon delivery of the Notice, Sellers shall be obligated to sell not less than all of the Put Units at the Price Per Unit (as defined below) in accordance with, and subject to, the terms of this Agreement, and Sellers shall not have any right, power or authority to revoke the Notice once it has been delivered to Holdings.

4.Purchase Price.  The purchase price per Put Unit (the “Price Per Unit”) shall be equal to [***] per Put Unit.  Holdings shall be entitled to deduct or withhold from any amounts owing to Sellers hereunder any applicable withholding, excise or other taxes imposed by applicable law, rule or regulation.  Holdings shall notify the Sellers at the time of any such deduction or withholding, including the basis therefor.  As used herein, the “Aggregate Price” means the Price Per Unit multiplied by the number of Put Units to be sold by the Sellers, less any applicable withholding or other taxes.

5.Closing.

(a)In the event that the Put Option is validly exercised hereunder by Sellers, then subject to the provisions of this Section 5, the closing of the purchase and sale of the Put Units (the “Closing”) shall take place remotely via the exchange of documentation and signatures in PDF or by facsimile, commencing at 11:00 a.m., Pacific Time, on a date agreed by Holdings and Seller, but not later than thirty (30) calendar days after Holdings’ receipt of the Notice (the “Closing Date”).

(b)At the Closing, Sellers shall deliver to Holdings:

(i)original unit certificates, duly executed unit powers and/or such other documents as Holdings may reasonably request to effectuate and/or evidence the purchase, assignment and transfer of the Put Units;

(ii)a certificate in form and substance acceptable to Holdings’ counsel, and signed by  Sellers, that contains customary, fundamental representations and warranties from Sellers (including that the Put Units being sold are owned by the Sellers and are being conveyed free and clear of all liens, encumbrances, charges and other claims other than those arising under the Operating Agreement, as then in effect); and

(iii)such other customary documents, instruments and certificates as Holdings may reasonably request.

(c)At the Closing, Holdings shall pay the Aggregate Price to Sellers proportionately in accordance with their respective Put Units by wire transfer of immediately available funds to the accounts designated by Sellers in writing at least two (2) Business Days prior to the Closing.

6.Representations and Warranties.

(a)As of the date hereof, Holdings represents and warrants to the Sellers that:

(i)Holdings has the requisite organizational power and authority to enter into and perform this Agreement.

(ii)The execution, delivery and performance of this Agreement by Holdings has been duly and validly approved by Holdings.

(iii)This Agreement has been duly executed and delivered by Holdings and constitutes a legal, valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally or (B) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)As of the date hereof, and as of the date of the Closing Date, each Seller represents and warrants to Holdings, on a joint and several basis, that:

(i)Seller has the requisite power and authority to enter into and perform this Agreement.

(ii)This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (B) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(iii) Seller solely and absolutely owns, beneficially and of record, free and clear of all liens, encumbrances, charges and other claims other than those arising under the Operating Agreement, all of the Put Units which may be transferred hereunder, and has the full right, power and authority to transfer, assign and deliver to Holdings, in accordance with this Agreement, all of the Put Units.  Seller has not made any assignment, transfer, conveyance or other disposition of the Put Units to any third party, either voluntarily or involuntarily in violation of the Operating Agreement.  The Put Units to be transferred hereunder will be transferred free and clear of all liens, encumbrances, charges and other claims (including any pending claims under Article 8 of the Purchase Agreement) other than those arising under the Operating Agreement.

7.Effectiveness; Termination.  This Agreement shall automatically terminate upon the earliest to occur of: (a) the Closing, and (b) the End Date; provided, however, that Sections 6, 7, 8, 9, 10, 11, 12 and 13 hereof shall survive any such termination.

8.Further Assurances.  Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably necessary or desirable and as requested by the other party to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

9.Assignment.  Neither this Agreement nor any right or obligation hereunder shall be assigned, delegated or otherwise transferred (whether voluntarily, by operation of law, by merger, or otherwise) by any party hereto, without the prior written consent of Holdings and Sellers.  Any attempted assignment, delegation or transfer in violation of this Section 9 shall be void and of no force or effect. Any Transferee (as defined in the Operating Agreement) of the Rollover Units shall agree to be bound by and subject to the terms of this Agreement as a Seller hereunder.

10.Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

11.Notice.  All notices shall be deemed effectively given upon five (5) Business Days after having been sent by registered or certified United States mail, return receipt requested, postage prepaid, or one business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery.  All notices sent in a manner described in the preceding sentence must also be sent via electronic mail, if an address for the recipient exists (provided that delivery by electronic mail alone shall not constitute adequate notice).  Notices delivered via electronic mail will be deemed given when actually received by the recipient, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the first sentence of this paragraph.  Notices delivered by personal service will be deemed given when actually received by the recipient.  All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 11.

12.Governing Law.  This Agreement shall be enforced, governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

13.Counterparts; Electronic Signature.  This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument.  Facsimile, .pdf and other electronic signatures to this Agreement shall have the same effect as original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

HOLDINGS:

MONDEE HOLDINGS, LLC

By:	/s/ Prasad Gundumogula
Name:	Prasad Gundumogula
Title:	Manager

Address:	951 Mariners Island Blvd, Suite 130
San Mateo, CA 94404
Attention:	Prasad Gundumogula
E-mail:	[***]

with a copy to (which shall not constitute notice):

Address:	Hutchison PLLC
3110 Edwards Mill Road, Suite 300
Raleigh, NC 27612

Attention:	Justyn Kasierski
Amalie Tuffin
E-mail:	[***]
[***]

Signature Page to Put Option Agreement

SELLERS:

/s/ Michael Thomas
Michael Thomas, individually

Address:	4545 Murphy Canyon Road, Suite 210
San Diego, CA 92123
E-mail:	[***]

LBF TRAVEL, INC.

By:	/s/ Michael Thomas
Name: Michael Thomas
Title: CEO

Address:	4545 Murphy Canyon Road, Suite 210
San Diego, CA 92123
E-mail:	[***]

in each case, with a copy to (which shall not constitute notice):

Michelman & Robinson, LLP
10880 Wilshire Blvd., 19th Floor
Los Angeles, CA 90024
Attention: Harpreet Walia
E-mail: [***]

Signature Page to Put Option Agreement

EXHIBIT A

Rollover Units

Seller	Rollover Units
Michael Thomas	[***] Class F Units
LBF Travel, Inc.	[***] Class F Units